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                                                                   EXHIBIT 10-FF
CONFIDENTIAL
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January 28, 1999

Mr. John F. Kaloski
297 W. Joliet Road
Valparaiso, Indiana 46385

Re:  Supplemental Retirement Benefit
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Dear John:

This confirms the commitment by the Board of Directors of National Steel Corporation to provide you with certain supplemental retirement benefits to replace those you forfeited from USX when you agreed to become Senior Vice President of Regional Operations for National Steel. Specifically, if you remain employed by National Steel until you reach age 60 or thereafter, National Steel will pay you a single sum in the amount of $442,000, within 30 days after termination of your employment, plus simple interest at the rate of 3% per annum for each full year of your continued employment with National Steel after your 60th birthday. In addition, if you die while actively employed by National Steel, whether or not you have reached age 60 as of the time of your death, National Steel will pay to your surviving spouse or other designated beneficiary a single sum in the amount of $221,000, within 30 days after your death, discounted at the rate of 3% per annum for each full year by which your death precedes your 60th birthday, or increased by simple interest at the rate of 3% per annum for each full year of your continued employment with National Steel after your 60th birthday, as the case may be. If for any reason (other than your death or incapacitation while actively employed by National Steel) you fail to remain employed by National Steel until your 60th birthday, including without limitation your quitting, resigning, being terminated, or otherwise unwilling to continue your employment with National Steel, neither you nor your surviving spouse or beneficiary shall be entitled to receive any of the above-described supplemental retirement benefits. In interpreting and implementing this letter agreement, the parties agree to act in good faith.

This letter agreement is the entire agreement as to the subject matter hereof, and can only be amended in writing.

Very truly yours,

/s/ Leon L. Judd

Leon L. Judd
Vice President - Human Resources

ACCEPTED:


/s/ John F. Kaloski
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John F. Kaloski